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                                                                    EXHIBIT 99.1


[EL PASO CORPORATION LOGO]                                                  NEWS
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El Paso Corporation
P.O. Box 2511
Houston, Texas 77252-2511


FOR IMMEDIATE RELEASE

                 EL PASO ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

HOUSTON, TEXAS, SEPTEMBER 30, 2002--El Paso Corporation (NYSE:EP) today announced that its Board of Directors has named Ronald L. Kuehn as Lead Director, in conformance with recently published guidelines from the New York Stock Exchange. Mr. Kuehn, formerly chairman, president, and chief executive officer of Sonat before it was merged into El Paso, will consult with management as a representative of the Board of Directors on important matters and will regularly report to the Board of Directors.

         "Ron's exceptional experience and expertise will be invaluable to this company as we work to deflect the erroneous conclusion revealed by the Federal Energy Regulatory Commission Administrative Law Judge Curtis Wagner," said William A. Wise, chairman, president, and chief executive officer of El Paso Corporation. "Ron's participation will help us continue to lead the industry, operate world class pipeline, production, midstream, power, and trading businesses and confront the current financial, credit, regulatory, and legal environment."

         The El Paso Board of Directors also elected H. Brent Austin, currently executive vice president and chief financial officer of El Paso, as president and chief operating officer. In this position, Mr. Austin will report to Mr. Wise and will be responsible for all non-regulated businesses as well as the financial function of the company. Ralph Eads, who will continue to have responsibility for the company's power, trading, and production businesses, will report to Mr. Austin. Gregory G. Jenkins, who will continue to have responsibility for the company's petroleum and liquefied natural gas businesses, also will report to Mr. Austin. D. Dwight Scott, presently senior vice president-finance, will be promoted to executive vice president and chief financial officer and will report to Mr. Austin.

         Robert G. Phillips, president El Paso Field Services; John W. Somerhalder, president El Paso Pipeline Group; Joel Richards, executive vice president-administration; Peggy Heeg, executive vice president and general counsel; and Norma Dunn, senior vice president-communications and government affairs, will continue to report to Mr. Wise.


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EL PASO ANNOUNCES EXECUTIVE MANAGEMENT CHANGES
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         Mr. Wise added, "The management team and Mr. Kuehn, which together have approximately 200 years experience as senior energy executives, are the most capable team in the industry and will follow through on the company's early and aggressive actions to accommodate the changing environment."

         El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has leading positions in natural gas production, gathering and processing, and transmission, as well as liquefied natural gas transport and receiving, petroleum logistics, power generation, and merchant energy services. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.

              CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

         This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the Company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the Company and its affiliates; inability to realize anticipated synergies and cost savings associated with mergers and acquisitions or restructurings on a timely basis; difficulty in integration of the operations of previously acquired companies; competition; the successful implementation of the Balance Sheet Enhancement Program and the Strategic Repositioning Plan; and other factors described in the Company's (and its affiliates') Securities and Exchange Commission

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EL PASO ANNOUNCES EXECUTIVE MANAGEMENT CHANGES
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filings. While the Company makes these statements and projections in good faith, neither the Company nor its management can guarantee that anticipated future results will be achieved. Reference should be made to those filings for additional important factors that may affect actual results. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.


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CONTACTS:

    Communications and Government Affairs              Investor Relations
    -------------------------------------              ------------------
    Norma F. Dunn                                      Bruce L. Connery
    Senior Vice President                              Vice President
    Office:  (713) 420-3750                            Office:  (713) 420-5855
    Fax:     (713) 420-3632                            Fax:     (713) 420-4417